Exhibit 4.1

DCP MIDSTREAM OPERATING, LP

AS ISSUER,

DCP MIDSTREAM PARTNERS, LP

AS GUARANTOR

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

AS TRUSTEE

Third Supplemental Indenture

Dated as of June 14, 2012

to

Indenture

Dated as of September 30, 2010

TABLE OF CONTENTS

		Page
ARTICLE 1 AMENDMENTS		2
Section 1.01	Amendment of Section 101 of Original Indenture	2
Section 1.02	Amendment of Section 402(4) of Original Indenture	2
Section 1.03	Amendment of Section 1604 of Original Indenture	2

ARTICLE 2 MISCELLANEOUS PROVISIONS		3
Section 2.01	Recitals by Company and the Guarantor	3
Section 2.02	Ratification and Incorporation of Original Indenture	3
Section 2.03	Executed in Counterparts	3
Section 2.04	Governing Law; Waiver of Jury Trial	3
Section 2.05	Effect of Headings	3

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THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”) is made as of June 14, 2012, by and between DCP MIDSTREAM OPERATING, LP, a Delaware limited partnership, having its principal office at 370 17th Street, Suite 2500, Denver, Colorado 80202 (the “Company”), DCP MIDSTREAM PARTNERS, LP, a Delaware limited partnership (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (herein called the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore entered into an Indenture, dated as of September 30, 2010 (the “Original Indenture”), with The Bank of New York Mellon Trust Company, N.A., as Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference, and the Original Indenture, as amended and supplemented to the date hereof, including by this Third Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, all capitalized terms used in this Third Supplemental Indenture that are not otherwise defined herein shall have the meanings given to them in the Indenture;

WHEREAS, the Company has heretofore entered into a First Supplemental Indenture dated as of September 30, 2010, pursuant to which the Company created a series of Securities under the Original Indenture issued in an initial aggregate principal amount of $250,000,000, designated as the 3.25% Senior Notes due 2015 (the “2015 Notes), such series having been guaranteed by the Guarantor;

WHEREAS, the Company has heretofore entered into a Second Supplemental Indenture dated as of March 13, 2012, pursuant to which the Company created a series of Securities under the Original Indenture issued in an initial aggregate principal amount of $350,000,000, designated as the 4.95% Senior Notes due 2022 (the “2022 Notes), such series having been guaranteed by the Guarantor;

WHEREAS, under Section 901 of the Indenture, the Trustee, the Company and the Guarantor (when authorized by or pursuant to Board Resolutions) may, without the consent of any Holders of Securities, enter into a supplemental indenture to the Indenture, in form satisfactory to the Trustee under the circumstances described therein, including to surrender any right or power conferred upon the Company or the Guarantors under the Indenture pursuant to Section 901(2) or to make any change to the Indenture that does not adversely affect the rights of Holders of Outstanding Securities in any material respect pursuant to Section 901(17);

WHEREAS, the Company proposes to amend the Indenture provisions regarding the terms on which the Guarantee of the Guarantor or any future Guarantees of the Guarantor or of Subsidiaries or other Affiliates of the Company may be released or terminated; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture and to make it the valid and binding obligations of the Company and the Guarantor have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

AMENDMENTS

Section 1.01 Amendment of Section 101 of Original Indenture. Section 101 of the Original Indenture is hereby amended by inserting in that Section, after the definition of the term “Subsidiary,” the following definition:

“Subsidiary Guarantor” means a Guarantor that is a Subsidiary of the Company.

Section 1.02 Amendment of Section 402(4) of Original Indenture. Article Four of the Original Indenture is hereby amended and supplemented by deleting Section 402(4) of the Original Indenture and inserting the following language immediately after Section 402(3) of the Original Indenture:

(4) If either defeasance or covenant defeasance occurs with respect to Securities of a particular series that are entitled to the benefits of a Guarantee of any Subsidiary Guarantor, such Guarantee will terminate with respect to that series of Securities.

Section 1.03 Amendment of Section 1604 of Original Indenture. Section 1604 of the Original Indenture is hereby amended and supplemented by deleting Section 1604 of the Original Indenture and inserting the following language immediately after Section 1603 of the Original Indenture:

Section 1604 Release of Subsidiary Guarantors from Guarantee.

(1) Notwithstanding any other provisions of this Indenture, the Guarantee of any Subsidiary Guarantor may be released upon the terms and subject to the conditions set forth in Section 402 and in this Section 1604. Provided that no Default shall have occurred and shall be continuing under this Indenture, the Guarantee incurred by a Subsidiary Guarantor pursuant to this Article Sixteen shall be unconditionally released and discharged (i) following delivery of an Officer’s Certificate to the Trustee to the effect that such release or discharge has occurred pursuant to the terms and conditions of any series of Securities covered by such Guarantee, or (ii) automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any Person that is not an Affiliate of the Company, of all of the Company’s direct or indirect limited partnership or other equity interests in such Subsidiary Guarantor (provided such sale, exchange or transfer is not prohibited by this Indenture).

(2) The Trustee shall deliver an appropriate instrument evidencing any release of a Subsidiary Guarantor from the Guarantee upon receipt of a written

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request of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel to the effect that the Subsidiary Guarantor is entitled to such release in accordance with the provisions of this Indenture. Any Subsidiary Guarantor not so released shall remain liable for the full amount of principal of (and premium, if any) and interest on the Securities entitled to the benefits of the Guarantee as provided in this Indenture, subject to the limitations of Section 1603.”

ARTICLE 2

MISCELLANEOUS PROVISIONS

Section 2.01 Recitals by Company and the Guarantor . The recitals in this Third Supplemental Indenture are made by the Company and the Guarantor only and not by the Trustee, and the Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Third Supplemental Indenture as fully and with like effect as if set forth herein in full. The provisions of this Third Supplemental Indenture shall apply to all Securities issued in the future pursuant to the Indenture, and to all Outstanding Securities, including the 2015 Notes and the 2022 Notes.

Section 2.02 Ratification and Incorporation of Original Indenture . As amended and supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument. If and to the extent that the provisions of the Original Indenture are duplicative of, or in contradiction with, the provisions of this Third Supplemental Indenture, the provisions of this Third Supplemental Indenture will govern.

Section 2.03 Executed in Counterparts . This Third Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. Portable Document Format (PDF) or facsimile signatures shall be deemed originals.

Section 2.04 Governing Law; Waiver of Jury Trial . THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN SAID STATE. EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 2.05 Effect of Headings . The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, each party hereto has caused this Third Supplemental Indenture to be signed in its name and behalf by its duly authorized signatory, all as of the day and year first above written.

DCP MIDSTREAM OPERATING, LP

By:	DCP Midstream Operating, LLC, its general partner

	By:	/s/ Rose M. Robeson
	Name:	Rose M. Robeson
	Title:	Senior Vice President and Chief Financial Officer

DCP MIDSTREAM PARTNERS, LP

By:	DCP Midstream GP, LP, its general partner

	By:	DCP Midstream GP, LLC, its general partner

		By:	/s/ Rose M. Robeson
		Name:	Rose M. Robeson
		Title:	Senior Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Richard Tarnas
Name:	Richard Tarnas
Title:	Vice President

[signature page to Third Supplemental Indenture]